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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF PRICE LEGACY CORPORATION


NAME                                                                JURISDICTION
----                                                                ------------
Excel Legacy Corporation                                            Delaware
Excel Legacy Holdings, Inc.                                         Delaware
Tenant First Real Estate Services                                   California
Newport on the Levee, LLC.                                          Delaware
Millennia Car Wash, LLC.                                            Delaware
Orlando Business Park, LLC                                          Delaware
Entercitement LLC                                                   Indiana
Grand Tusayan, LLC                                                  Delaware
Destination Villages LLC                                            Delaware
Excel Pointe Anaheim, LLC                                           Delaware
Old Mill District Shops, LLC                                        Delaware
Price Self Storage, Inc                                             Delaware
Price Owner LLC                                                     Delaware
Price Owner Corp                                                    Delaware
Price-Legacy Groves, Ltd                                            California
Price-Legacy Mesa, Ltd                                              California
Oakwood Plaza Ltd                                                   Delaware
Oakwood Business Center Ltd Ptshp                                   Delaware
Cypress Creek Assoc Ltd Ptshp                                       Delaware
Cross County Ltd Ptshp                                              Delaware
Kendale Assoc Ltd Ptshp                                             Delaware
Millenia Plaza Assoc Ltd Ptshp                                      Delaware
Blackstone Ventures I                                               California
3017977 Nova Scotia Company                                         Nova Scotia